                                 AMENDMENT NO. 3
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT


     The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM COUNSELOR SERIES TRUST, a Delaware business trust, is hereby amended as follows:

     WHEREAS, the parties desire to add three portfolios, AIM Structured Core Fund, AIM Structured Growth Fund and AIM Structured Value Fund, to the Agreement;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                           AIM COUNSELOR SERIES TRUST



PORTFOLIOS                                         EFFECTIVE DATE OF AGREEMENT
----------------------------------                 ---------------------------

AIM Advantage Health Sciences Fund                     July 1, 2004

AIM Multi-Sector Fund                                  July 1, 2004

AIM Structured Core Fund                               March 31, 2006

AIM Structured Growth Fund                             March 31, 2006

AIM Structured Value Fund                              March 31, 2006


     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:




                  RATE*                     NET ASSETS
                  ------                    ------------------
                  0.023%                    First $1.5 billion
                  0.013%                    Next $1.5 billion
                  0.003%                    Over $3 billion


     *Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: March 31, 2006


                                                            A I M ADVISORS, INC.


Attest:                                                     By:
         --------------------------------------------              --------------------------------------------
             Assistant Secretary                                       Mark H. Williamson
                                                                       President


(SEAL)


                                                            AIM COUNSELOR SERIES TRUST


Attest:                                                     By:
         --------------------------------------------              --------------------------------------------
             Assistant Secretary                                       Robert H. Graham
                                                                       President


(SEAL)